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                                                  EXHIBIT 10.25.7
                               SILVER DINER, INC.
                          STOCK OPTION PLAN AGREEMENT

A Stock Option award is hereby granted on this 24th day of March, 2000 (the "Effective Date") by Silver Diner, Inc., a Delaware corporation ("Company"), to the Key Employee named below ("Optionee"), for and with respect to common stock of the Company, par value $0.00074 per share ("Common Stock"), subject to the following terms and conditions:

     1. Subject to the provisions set forth herein and the provisions of the Stock Option Plan ("Plan"), the provisions of which are hereby incorporated by reference, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee a Stock Option to purchase from the Company the number of shares of Common Stock, at the purchase price per share ("Option Exercise Price"), and on the schedule, all as set forth below. Such Stock Option, which shall be an incentive stock option, is sometimes referred to herein as the "Award."

Name of Optionee:                                     Jon Abbott

Number of Shares Subject to Stock Option:             100,000

Option Exercise Price                                 $1.00
Per Share
(based on the closing price per Share on the Nasdaq National Market on the date preceding the Effective Date):

Date of Grant:                                        on the Effective Date

Exercise Schedule:

        Number of Shares              Exercise Period
    Subject to Stock Option        Date First Exercisable         Expiration
    -----------------------        ----------------------         ----------

30,000                         December 31, 2001              March 23, 2010

20,000                         December 31, 2002              March 23, 2010

20,000                         December 31, 2003              March 23, 2010

30,000                         December 31, 2004              March 23, 2010

     2. If Optionee resigns as an employee of the Company and does not give at least three months' prior notice, (a) the Stock Option, including that portion which is then exercisable, shall terminate on the date of Optionee's resignation as an employee and (b) all shares of Common Stock purchased by the Optionee within six (6) months prior to the date of such resignation pursuant to the exercise of any portion of the Stock Option shall be purchased by the Company from the Optionee at a purchase price equal to the Exercise Price per Share. If Optionee resigns as an employee of the
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Company after giving three months prior notice to the Company, any unexercised portion of the Stock Option then exercisable may be exercised within thirty (30) days after such termination, and that portion of the Stock Option that is not exercisable upon the termination of the Optionee's employment shall terminate upon such termination of employment.

     3. The exercise of all or any portion of the Award is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by his execution of this Option Agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Company.

     Written notice of an election to exercise any portion of the Award, in a form substantially identical to that attached as an Exhibit hereto and specifying the portion thereof being exercised and the exercise date, shall be given by Optionee, or his legal representative, (a) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (b) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the Company's principal executive offices at least three business days prior to the exercise date.

     4. Neither Optionee nor any other person entitled to exercise the Stock Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any Common Stock issuable on exercise of the Stock Option, until the date of the issuance of a stock certificate for such Common Stock.

     5. If the Award shall be exercised in whole, this Option Agreement shall be surrendered to the Company for cancellation. If the Award shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Option Agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

     6. Optionee represents, warrants and agrees that Optionee will acquire and hold the shares purchased on exercise of the Option for his own account for investment and not with the view to the resale or distribution thereof, except for resales or distributions in accordance with applicable securities laws.

     Optionee acknowledges that Optionee has received and reviewed a description of the Common Stock of the Company and a copy of the Plan. Optionee further acknowledges that Optionee has had the opportunity to ask questions of, and receive answer from, the officers and representatives of the Company concerning all material information concerning the Company and the terms and conditions of the transactions in which Optionee is acquiring the Option and may subsequently acquire shares of the Common Stock. Optionee further acknowledges that Optionee understands that the Company may use the proceeds from the exercise of the Option for general corporate purposes.

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     7.   The grant of the Award hereunder shall not be deemed to give the
Optionee the right to be retained in the employ of the Company or to affect the right of the Company to discharge the Optionee at any time.

     8. The Award shall be exercised in accordance with such administrative regulations as the Board shall from time to time adopt.

     9. The Award and this Option Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Maryland, without giving effect to principles of conflict of laws.



                              SILVER DINER, INC., a Delaware corporation


                              By: ________________________________________
                                  Robert T. Giaimo
                                  President

The undersigned hereby accepts the foregoing Award and the terms and conditions hereof.


                              ____________________________________________
                              Key Employee: Jon Abbott

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